UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Orion Engineered Carbons S.À R.L.

(to be converted into Orion Engineered Carbons S.A.)

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15 rue Edward Steichen
Luxembourg, Grand Duchy of Luxembourg	L-2540
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196593

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

Orion Engineered Carbons S.à r.l., the Registrant whose name appears on the cover of this registration statement, is a Luxembourg limited liability company (société à responsabilité limitée). Following the date of this Registration Statement, but prior to the completion of the offering of the Common Shares (as defined below), the Registrant will change its legal form to become a Luxembourg joint stock corporation (société anonyme) and will change its name to “Orion Engineered Carbons S.A.” This registration statement on Form 8-A (the “Registration Statement”) is being filed to register, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), common shares, no par value (the “Common Shares”) of Orion Engineered Carbons S.A.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Shares, reference is made to the information set forth under the heading “Description of Share Capital and Articles of Association” in the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-196593), which information is hereby incorporated herein by reference. The description of the Registrant’s Common Shares included in any prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 22, 2014

ORION ENGINEERED CARBONS S.À R.L.

By:	/s/ Charles Herlinger
	Name:	Charles Herlinger

	Title:	Group Chief Financial Officer